                                                                     EXHIBIT 2.6


                             FUNDS ESCROW AGREEMENT

        This Agreement is dated as of the _____ day of March, 1999 among The Recovery Network, Inc. (the "Company"), the Subscribers identified on Schedule A hereto ("Subscriber" or "Subscribers"), and Crushko & Mittman (the "Escrow Agent"):

                                   WITNESSETH

        WHEREAS, the Company and Subscriber have entered into a Subscription Agreement ("Subscription Agreement") calling for the sale by the Company to the Subscribers of Convertible Notes ("Notes") in the aggregate principal amounts, in the denominations set forth on Schedule A hereto, against payment therefor, and the issuance and delivery of Commission Shares as described in the Subscription Agreement; and

        WHEREAS, the parties hereto require the Company to deliver the Notes against payment therefor, with such Notes and payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

        WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

        NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

        1.1 Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

                (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

                (b) "Notes" means convertible Notes of the Company issued to the Subscribers in the aggregate amount of up to $100,000 in the form of Exhibit A annexed to the Subscription Agreement.

                (c) "Escrowed Payment" means the sums set forth on Schedule A hereto.

                (d) "Subscription Agreement" means the Subscription Agreement to be entered into by the parties in reference to the Notes and the exhibits thereto.

                (e) "Commission Shares" means the shares of the Company's common stock to be issued to the Placement Agents as described in the Subscription Agreement.

                (f) Collectively, this Agreement, Notes, Subscription Agreement, and Commission Shares are referred to as "Company Documents."

                (g) Collectively, this Agreement, Escrowed Payment and Subscription Agreement without exhibits thereto are referred to as "Subscriber Documents."

        1.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

        1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or incorporated association, executor, administrator or legal representative.

        1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

        1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

        1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree

     5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

     5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                        THE RECOVERY NETWORK, INC.
                                        "Company"

                                        By: /s/ [Signature Illegible]
                                            ---------------------------------


                                        AUSTOST ANSTALT SCHAAN
                                        "Subscriber"

                                        By:
                                            ---------------------------------


                                        BALMORE FUNDS S.A.
                                        "Subscriber"

                                        By:
                                            ---------------------------------


                                        THE SARGON FUND, L.P.
                                        "Subscriber"

                                        By:
                                            ---------------------------------



                                        -------------------------------------
                                        MARTIN CHOPP - "Subscriber"


                                        ESCROW AGENT:

                                        GRUSHKO & MITTMAN


                                        By:
                                            ---------------------------------

                      SCHEDULE B TO SUBSCRIPTION AGREEMENT

        PLACEMENT AGENT                         COMMISSION SHARES
        ------------------------------------------------------------
        LIBRA FINANCE S.A.                      11,591
        P.O. Box 4603
        Zurich, Switzerland
        Fax: 011-411-201-6262
        ------------------------------------------------------------
        ELLIS ENTERPRISES                        7,727
        42A Waterloo Road
        London, England
        NW2 7UF
        Fax: 011-441-814509004
        ------------------------------------------------------------
        TOTALS                                  19,318
        ------------------------------------------------------------